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                                                                    EXHIBIT 99.7

                          PARAGON HEALTH NETWORK, INC.

      PROXY FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JULY 28, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Keith B. Pitts and Susan T. Whittle and each of them, attorneys and proxies, with full power of substitution and resubstitu-tion, to vote at a special meeting of stockholders of Paragon Health Network, Inc. (the "Company") to be held on July 28, 1998 at 10:00 a.m. local time at the Crowne Plaza Ravinia, 4355 Ashford Dunwoody Road N.E., Atlanta, Georgia 30346, or at any adjournments or postponements thereof, revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVE-LOPE PROVIDED.

                         (TO BE SIGNED ON REVERSE SIDE)
                                                            ----------------
                                                               SEE REVERSE
                                                                   SIDE
                                                            ----------------

----  Please mark your
 X    votes as in this
----  example.

1. To approve the issuance of      FOR  AGAINST  ABSTAIN     2. To approve the adoption of an amendment    FOR   AGAINST  ABSTAIN
   up to 31,784,707 shares of     ----   -----    -----         to the Amended and Restated Certifi-      -----   -----    -----
   common stock, par value $.01   |   |  |   |    |   |         cate of Incorporation of the Company      |   |   |   |    |    |
   per share, of the Company      ----   -----    -----         to change the corporate name from "Para-  -----   -----    -----
   ("Company Common Stock"), to                                 gon Health Network, Inc." to "Mariner
   the stockholders of Mariner                                  Post-Acute Network, Inc."
   Health Group, Inc., a Delaware
   corporation ("Mariner"), pur-                             3. To approve the adoption of an amendment   -----   -----    -----
   suant to an Agreement and Plan                               to the Amended and Restated Certifi-      |   |   |   |    |    |
   of Merger, dated as of April                                 cate of Incorporation of the Company      -----   -----    -----
   13, 1998 among the Company,                                  to increase the authorized number of
   Mariner and Paragon Acquisi-                                 shares of Company Common Stock from 75
   tion Sub, Inc., a Delaware                                   million shares to 500 million shares.
   corporation and a wholly-
   owned subsidiary of the                                   4. To approve an increase in the number      -----   -----    -----
   Company.                                                     of shares of Company Common Stock         |   |   |   |    |    |
                                                                available under the Company's 1997        -----   -----    -----
                                                                Long-Term Incentive Plan by an additional
                                                                four million shares.

                                                             5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Each of the above-named proxies present at said meeting, either
                                                                in person or by substitute, shall have and exercise all the powers of said proxies hereunder.

SIGNATURE(S) ____________________ DATE ___________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.